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    As filed with the Securities and Exchange Commission on May 22, 1997


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                  Automatic Common Exchange Security Trust II
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           (Exact Name of Registrant as Specified in Its Charter)

                New York                                  applied for
----------------------------------------      ---------------------------------
(State of Incorporation or Organization)      (IRS Employer Identification No.)

     c/o The Bank of New York
         101 Barclay Street
         New York, New York                                     10286
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)



If this Form relates to the registration of a class     If this Form relates to the registration of a class
of debt securities and is effective upon filing         of debt securities and is to become effective
pursuant to General Instruction A(c)(1) please check    simultaneously with the effectiveness of a
the following box.  [ ]                                 concurrent registration statement under the
                                                        Securities Act of 1933 pursuant to General
                                                        Instruction A(c)(2) please check the following box.  [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           to be so Registered                Each Class is to be Registered
           -------------------                ------------------------------

  Trust Automatic Common Exchange Securities   New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                Not Applicable
--------------------------------------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "Trust Automatic Common Exchange Securities." A description of the Trust Automatic Common Exchange Securities (the "Securities") is set forth under the caption "Description of the Securities" in the prospectus included within the Registration Statement of the Registrant filed pursuant to Rule 424(b) and in accordance with Rule 430A on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-22289 and 811-08069) (the "Registration Statement"), which description is incorporated herein by reference.


Item 2.  Exhibits.

    (a)  No exhibits are being filed with the Commission.

    (b) The following exhibits are being filed with the New York Stock Exchange only:

         (1)      Registration Statement on Form N-2

         (2)      Amended and Restated Trust Agreement of the
                  Registrant




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                                  SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    AUTOMATIC COMMON EXCHANGE SECURITY TRUST II


Dated: May 22, 1997                 By: /s/ Eric S. Schwartz
                                        ------------------------------
                                            Eric S. Schwartz
                                                 Trustee




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